Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

OXIS International, Inc.

We consent to the incorporation by reference in this Registration Statement of OXIS International, Inc. and subsidiaries on Form S-8 of our audit report dated March 14, 2003 appearing in the Annual Report on Form 10-KSB of OXIS International, Inc. and subsidiaries for the year ended December 31, 2002.

/s/    WILLIAMS & WEBSTER, P.S

Certified Public Accountants

Spokane, Washington

March 10, 2004

Spokane, Washington